As filed with the Securities and Exchange Commission on June 30, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	55-0694814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

29 College Drive
Bluefield, Virginia 24605
(276) 326-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

John M. Mendez
President and Chief Executive Officer
First Community Bancshares, Inc.
29 College Drive
Bluefield, Virginia 24605-0989
(276) 326-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

with copies to:
Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037-1350
(202) 457-6000
________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post -effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule l2b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $1.00 par value	1,305,549(1)	$13.98(2)	$18,251,575.02(2)	$2,119.01

______________
(1)
The amount to be registered is based on the number of shares of common stock issuable upon conversion of 18,921 shares of 6.00% Series A Noncumulative Convertible Stock, $0.01 par value (“Series A Preferred Stock”), as each share of Series A Preferred Stock is convertible into 69 shares of common stock.  In addition, there are being registered hereunder such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions in the Series A Preferred Stock, which shares of common stock are registered hereunder pursuant to Rule 416 of the Securities Act.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.  The price per share and the aggregate offering price are based on the average high and low prices per share of common stock on June 28, 2011 as reported on the NASDAQ Global Select Market.

______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling securityholders may not sell any of these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2011

PROSPECTUS

FIRST COMMUNITY BANCSHARES, INC.

1,305,549 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of up to 1,305,549 shares of our common stock issued to the selling securityholders upon conversion of shares of our 6.00% Series A Noncumulative Convertible Preferred Stock, or the Series A Preferred Stock. The Series A Preferred Stock was originally issued by us to the selling securityholders in a private placement transaction consummated on May 20, 2011.

The selling securityholders may offer and sell shares of common stock from time to time, directly or through underwriters, broker-dealers or agents, in public or private transactions, and at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices. If shares of common stock are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. The registration of shares of common stock does not necessarily mean that any of these securities will be sold by the selling securityholders. The timing and amount of any sale is within the respective selling securityholders’ sole discretion, subject to certain restrictions. See “Plan of Distribution” on page 9 of this prospectus.

We will not receive any proceeds from any sales of shares of common stock by the selling securityholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FCBC.” On June 29, 2011, the last reported sale price of our common stock on the NASDAQ Global Select Market was $13.94 per share. You are urged to obtain current market quotations of our common stock.
________________

Investing in the securities involves a high degree of risk. You should consider carefully the risks in the section entitled “Risk Factors” beginning on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or fund.

  The date of this prospectus is _____, 2011

TABLE OF CONTENTS

Page No.

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
USE OF PROCEEDS	5
SELLING SECURITYHOLDERS	5
PLAN OF DISTRIBUTION	9
DESCRIPTION OF COMMON STOCK	11
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND ADDITIONAL INFORMATION	13
DOCUMENTS INCORPORATED BY REFERENCE	13

i

  ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

This prospectus provides you with a general description of the securities that may be offered by the selling securityholders. We may, to the extent necessary, provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find Additional Information” and “Documents Incorporated By Reference” in this prospectus for more information.

You should rely only on the information contained in this prospectus or, if applicable, in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or, if applicable, in any prospectus supplement. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

In this prospectus, “First Community,” “we,” “our,” “ours,” and “us” refer to First Community Bancshares, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “First Community Bank” refers to our Virginia state chartered principal banking subsidiary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain or incorporate by reference statements that are considered “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act of United States securities laws.  In addition, First Community and its management may make other written or oral communications from time to time that contain forward-looking statements.  Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “should,” “would,” “intend,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms.  Forward-looking statements may include, among other things, statements about First Community’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results.  Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to First Community and its subsidiaries, including First Community Bank.  We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC.  First Community undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC.  The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses.  Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering by the selling securityholders contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus. This summary is not complete and may not contain all the information that may be important to you or that you should consider before deciding to purchase shares of our common stock. Before making an investment decision, you should read this entire prospectus, especially the risks under the heading “Risk Factors” in this prospectus, as well as the financial and other information about us that is incorporated by reference herein.

First Community Bancshares, Inc.

First Community is a financial holding company incorporated under the laws of the State of Nevada and serves as the holding company for First Community Bank, which recently converted from national association subject to supervision and regulation by the Office of the Comptroller of the Currency to a Virginia state-chartered bank subject to supervision and regulation by The Federal Reserve Bank of Richmond and the Virginia State Corporation Commission, Bureau of Financial Institutions. Through First Community Bank, we provide financial, trust and investment advisory services to individuals and commercial customers through 54 locations in Virginia, West Virginia, North Carolina and Tennessee.  First Community also owns Greenpoint Insurance Group, Inc., a North Carolina-based full-service insurance agency, that offers commercial and personal lines of insurance through 15 offices located throughout North Carolina, West Virginia and Virginia. First Community Bank is the parent of Investment Planning Consultants, Inc., a registered investment advisory firm that offers wealth management and investment advice.

Our principal executive offices are located at 29 College Drive, Bluefield, Virginia 24605 and our telephone number is (276) 326-9000. Our Internet address is www.fcbinc.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus or any prospectus supplement.

For a description of our business, financial condition, results of operations and other important information regarding us, please refer to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Where You Can Find Additional Information.”

The Private Placement of the Series A Preferred Stock

On May 20, 2011, we sold 18,921 shares of Series A Preferred Stock in a private placement for total consideration of $18,921,000.  The shares of Series A Preferred Stock were issued pursuant to the terms of Stock Subscription Agreements, dated May 20, 2011, entered into between First Community and each purchaser of Series A Preferred Stock. The purchasers who participated in the private placement are the selling securityholders referred to in this prospectus.  The shares of Series A Preferred Stock were issued in a private placement transaction exempt from the registration requirements of the Securities Act. In connection with the private placement, we entered into a Registration Rights Agreement, dated as of May 20, 2011, with each of the selling securityholders that provides for the filing of a registration statement providing for the resale of the shares of common stock issued upon conversion of the Series A Preferred Stock. For additional information about the Registration Rights Agreement, see “Selling Securityholders –Registration Rights” on page 8 of this prospectus.

Each share of Series A Preferred Stock is convertible into 69 shares of our common stock at any time by the holder.  All 18,921 shares of Series A Preferred Stock are convertible into 1,305,549 shares of our common stock. If not converted sooner, the shares of Series A Preferred Stock will be mandatorily convertible into shares of our common stock on May 20, 2016.

The Series A Preferred Stock carry a dividend rate of 6.00% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2011.  Dividends are non-cumulative and are only payable when and if declared by our board of directors. The shares have a per share liquidation value of $1,000.   We may redeem the shares of Series A Preferred Stock after three years, in whole or in part, at a price per share equal to the $1,000 liquidation value per preferred share, plus all declared and accrued and unpaid dividends. For additional information about the Series A Preferred Stock and our private offering, see “Where You Can Find Additional Information” and “Documents Incorporated By Reference” in this prospectus.

The Offering

This prospectus covers the resale of up to a total of 1,305,549 shares of our common stock, which are issuable upon the conversion of our Series A Preferred Stock by the selling securityholders identified beginning on page 5 of this prospectus.

Common Stock Offered by the Selling Securityholders
1,305,549 shares of our common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock issued by us to the selling securityholders on May 20, 2011. See “—The Private Placement of the Series A Preferred Stock” on page 2 of this prospectus.

Selling Securityholders	Are the persons and entities listed in “Selling Securityholders” beginning on page 5 of this prospectus.
Common Stock Outstanding	17,895,849 shares as of June 15, 2011.
Use of Proceeds	We will not receive any proceeds from any sale of the securities by the selling securityholders. See “Use of Proceeds” on page 5 of this prospectus.
Market for Common Stock	Our common stock is listed on the NASDAQ Global Select Market under the symbol “FCBC.”
Risk Factors
An investment in shares of our common stock involves certain risks. You should carefully consider the risks in  this prospectus, as described under “Risk Factors” beginning on page 4 of this prospectus, as well as the risks described in any other documents we file with the SEC that are incorporated by reference into this prospectus and in any prospectus supplement before making an investment decision.

RISK FACTORS

Investing in our common stock involves risks.  You should carefully consider the risks described in this prospectus, as well as the risk factors in our annual report on Form 10-K for the year ended December 31, 2010 or any other documents incorporated by reference into this prospectus and those described in any prospectus supplement before making an investment decision.  The risks and uncertainties described below and in any prospectus supplement or incorporated by reference into this prospectus are not the only ones that we face.  Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our common stock could decline substantially.

Risks Related to Our Common Stock

Our stock price can be volatile. Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

• Possible mergers with or acquisitions of or by other institutions;

• Our desired investments;

• Loans and interest rates on loans;

• Interest rates paid on our deposits;

• The possible expansion of our branch offices;

• Our ability to provide securities or trust services.

• Actual or anticipated variations in quarterly results of operations;

• Recommendations by securities analysts;

• Operating results and stock price performance of other companies that investors deem comparable to us; and

• News reports relating to trends, concerns, and other issues in the financial services industry.

General market fluctuations, industry factors, and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, or credit loss trends, could also cause our stock price to decrease regardless of operating results.

We have issued Series A Preferred Stock, which ranks senior to our common stock. We have issued 18,921 shares of Series A Preferred Stock. This series of preferred stock ranks senior to shares of our common stock. As a result, we must make dividend payments on our Series A Preferred Stock before any dividends can be paid on our common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of our Series A Preferred Stock must be satisfied before any distributions can be made on our common stock. If we do not remain current in the payment of dividends on the Series A Preferred Stock, no dividends may be paid on our common stock. In addition, the dividends declared on our Series A Preferred Stock will reduce any net income available to holders of common stock and our earnings per common share.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock. We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market value of our common stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or the perception that such sales could occur.

Our common stock is not FDIC insured. Our common stock is not a savings or deposit account or other obligation of any bank and is not insured by the FDIC or any other governmental agency and is subject to investment risk, including the possible loss of principal. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and is subject to the same market forces that affect the price of common stock in any company. As a result, holders of our common stock may lose some or all of their investment.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders.

SELLING SECURITYHOLDERS

This prospectus covers the potential resale by the selling securityholders of up to an aggregate of 1,305,549 shares of First Community common stock issuable from time to time upon conversion of shares of our Series A Preferred Stock acquired by the selling securityholders in a private placement transaction that was consummated on May 20, 2011, as described under the heading, “Prospectus Summary –The Private Placement of the Series A Preferred Stock” on page 2 of this prospectus. The following table sets forth to our knowledge, certain information about the selling securityholders as of June 30, 2011, based on information furnished to us by the selling securityholders. Each selling securityholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on the 17,895,849 shares of our common stock outstanding as of June 15, 2011.  Shares shown as beneficially owned after the offering assume that all shares being offered under this prospectus are sold.  Since the date each of the selling securityholders provided information regarding its ownership of the shares, it may have sold, transferred, or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and, when necessary, any changed information will be set forth in a prospectus supplement to this prospectus.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus remains effective, by or for the accounts of the selling securityholders named below.

The following table provides information regarding the beneficial ownership of our common stock held by the selling securityholders as of June 30, 2011 and the shares included in the offering.

	Shares of Common Stock
Name	Beneficially Owned Prior to the Sale of All Shares Covered by this Prospectus (1)	Covered by this Prospectus	Beneficially Owned After the Sale of All Shares Covered by this Prospectus	As a Percent of Total Outstanding After the Sale of Shares Covered by this Prospectus (2)
Norman Antin	10,350	10,350	-	*
Barnhill Partners, LLC (3)	69,000	69,000	-	*
David B. Bell, Jr. (4)	33,948	33,948	-	*
Brewster, Morhous & Cameron Money Purchase Pension Plan & Trust (5)	12,766	7,866	4,900	*
Robert L. Buzzo (6)	57,192	1,725	55,467	*
Jerry J. Cameron	1,380	1,380	-	*
Harry G. Cooke, Jr.	6,900	6,900	-	*
C. William Davis (7)	7,488	3,450	4,038	*

Robert Leon Edwards, Jr.	10,350	10,350	-	*
Financial Acquisitions, LLC (8)	17,250	17,250	-	*
Paul Fulton, Jr.	6,900	6,900	-	*
T. Vernon Foster SEP IRA (9)	5,817	3,450	2,367	*
Franklin P. Hall and Phoebe P. Hall JTWROS (10)	41,855	3,450	38,405	*
Allen T. Hamner (11)	25,475	3,450	22,025	*
Henley Distribution Corporation (12)	17,250	17,250	-	*
Gene Hoots	3,450	3,450	-	*
Richard S. Johnson and Joyce E. Johnson JTWROS (13)	29,600	3,450	26,150	*
I. Norris Kantor (14)	29,725	1,725	28,000	*
Martin T. Kendrick	13,800	13,800	-	*
David M. Kersey and Bobbi H. Kersey JTWROS (15)	4,070	2,070	2,000	*
Deborah S. Kitts IRA (16)	4,120	3,450	670	*
Charles T. Mathena and Marquetta K. Mathena JTWROS (17)	6,175	5,175	1,000	*
Helen Suzanne McGraw	48,300	48,300	-	*
John M. Mendez (18)	77,235	8,280	68,955	*
A. A. Modena (19)	30,851	6,900	23,951	*
Laney Glenn Orr, Jr.	8,215	6,900	1,315	*
Robert E. Perkinson, Jr. (20)	50,031	3,450	46,581	*
Richard G. Preservati and N. Karen Preservati JTWROS (21)	1,500,775	483,000	1,017,775	5.31%
Randall C. Rasnake and Freda S. Rasnake JTWROS (22)	8,025	6,900	1,125	*
B. Brain Ratliff and R. Anne Ratliff JTWROS (23)	26,585	17,250	9,335	*
Christopher Wayne Ratliff	29,178	17,250	11,928	*
Clyde B. Ratliff and Sylvia K. Ratliff JTWROS (24)	144,198	69,000	75,198	*
Dwight D. Ratliff and Lisha K. Ratliff JTWROS (25)	6,900	6,900	-	*
Jerry E. Ratliff and Cristol C. Ratliff JTWROS (26)	34,702	34,500	202	*
Sagus Financial Fund, LP (27)	34,500	34,500	-	*
Robert L. Schumacher (28)	37,230	4,830	32,400	*
Sheser Creek Company, LLC (29)	6,900	6,900	-	*
Samuel R. Sink	22,250	17,250	5,000	*
Skewes Family Limited Partnership (30)	69,000	69,000	-	*
William P. Stafford (31)	268,058	20,700	247,358	1.29%
William P. Stafford, II (32)	167,575	13,800	153,775	*
The 2007 Clyde B. Ratliff Grantor Retained Annuity Trust (33)	144,198	69,000	75,198	*
The Charles T. “Chuck” Mathena II Foundation Inc. (34)	13,800	13,800	-	*
The Shelton Companies (35)	103,500	103,500	-	*
Frederick R. Yost	35,684	13,800	21,884	*

_______________
* Denotes beneficial ownership of less than 1%.
(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power and also any shares which the selling securityholder has the right to acquire within 60 days.

(2)
Calculated based on the aggregate of 17,895,849 shares of our common stock outstanding as of June 15, 2011 and 1,305,549 shares to be sold in the offering (total of 19,201,398 shares).  Assumes that all shares of common stock covered by this prospectus will be sold in the offering.

(3)	Shares held by Barnhill Partners, LLC are controlled by Robert E. Barnhill, Jr., who may be deemed to have voting and investment power over such shares.
(4)
Of the total 33,948 shares, 20,700 shares are held by Mr. Bell individually, and 13,248 shares are held by the David B. Bell, Jr., SEP IRA, which  are controlled by David B. Bell, Jr., who may be deemed to have voting and investment power over such shares.

(5)
Shares held by Brewster, Morhous & Cameron Money Purchase Pension Plan & Trust are controlled by its trustee, First Century Bank, N. A., who may be deemed to have voting and investment power over such shares.  The beneficiaries of the trust include William P. Stafford, II, Kermit J. Moore, Jerry J. Cameron, and David M. Kersey.  William P. Stafford, II, is Chairman of the Board of Directors of First Community and First Community Bank.  Mr. Stafford, II is the beneficial owner of 2,866 shares through this plan and trust, 966 shares of which were purchased as part of the private placement.

(6)
Of the total 57,192 shares, 339 shares are held individually by Mr. Buzzo; 18,461 shares are held in Mr. Buzzo’s KSOP; 2,725 shares are held in the First Community Bancshares, Inc. and Affiliates WRAP Plan TUA dated 12/14/99 (1,725 shares of which were purchased as part of the private placement); and the remaining 35,667 shares are unexercised options.  The trustee of the First Community Bancshares, Inc. and Affiliates WRAP Plan TUA dated 12/14/99 is a division of First Community Bank.  Individuals participating in the plan are directors and/or officers of First Community and/or First Community Bank.  Mr. Buzzo is Vice President and Secretary of First Community, as well as President and a member of the Board of Directors for First Community Bank.

(7)
Of the total 7,488 shares, 712 shares are held individually by Mr. Davis; 150 shares are held by his wife, Elizabeth H. Davis; 3,176 are held in an IRA account with First Blue; and 3,450 shares are held in the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99 (all 3,450 shares of which were purchased as part of the private placement).  The trustee of the plan is a division of First Community Bank.  Individuals participating in the plan are directors of First Community and/or First Community Bank.  Mr. Davis is a member of the Board of Directors for First Community Bank.

(8)	Shares held by Financial Acquisitions, LLC are controlled by Richard S. Dudley, Manager of Financial Acquisitions, LLC, who may be deemed to have voting and investment power over such shares.
(9)	Shares held by T. Vernon Foster SEP IRA are controlled by its trustee, Investors Trust Company. The beneficiary of the IRA is T. Vernon Foster, a director of First Community Bank.
(10)
Of the total 41,855 shares, 1,975 shares are held individually by Mr. Hall; 760 shares are held by his wife, Phoebe Hall; 1,120 shares are held in the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99; and the remaining 38,000 shares are held jointly by Franklin and Phoebe Hall.  Franklin P. Hall is a member of First Community and First Community Bank’s Board of Directors.

(11)
Of the total 25,475 shares, 4,342 shares are held individually by Mr. Hamner; 4,712 shares are held by his wife, Patricia Hamner; 1,000 shares are held jointly by Allen and Patricia Hamner; 9,371 shares are held in the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99; and the remaining 6,050 shares are unexercised options.  Allen T. Hamner is a member of the Boards of Directors of First Community and First Community Bank.

(12)	Shares held by Henley Distribution Corporation are controlled by A.B. Henley, III, president of Henley Distribution Corporation.
(13)
Of the total 29,600 shares, 500 shares are held individually by Mr. Johnson; 23,050 shares are held jointly by Richard and Joyce Johnson; and the remaining 6,050 shares are unexercised options.  Richard Johnson is a member of the Boards of Directors of First Community and First Community Bank.

(14)
Of the total 29,725 shares, 300 shares are held in the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99; 1,725 shares were purchased as part of the private placement through Mr. Kantor’s IRA with First Century Bank, N. A.; and the remaining 27,700 shares are owned individually by Mr. Kantor.  Shares held by First Century Bank, N. A. as trustee for Mr. Kantor’s IRA are controlled by the trustee.  The beneficiary of the trust, Mr. Kantor, is a member of the Boards of Directors of First Community and First Community Bank.

(15)	Shares held by David and Bobbi Kersey are owned jointly with the right of survivorship.
(16)	Shares held by Deborah Kitts IRA are controlled by its trustee, First Century Bank, N.A.
(17)	Shares held by Charles T. and Marquetta K. Mathena are owned jointly with the right of survivorship.
(18)
Of the total 77,235 shares, 1,316 shares are held individually by Mr. Mendez; 21,492 shares are held in Mr. Mendez’ KSOP; 12,104 shares are held in the First Community Bancshares, Inc. and Affiliates WRAP Plan TUA dated 12/14/99 (8,280 shares of which were purchased as part of the private placement); and the remaining 42,323 shares are unexercised options.  The trustee of the First Community Bancshares, Inc. and Affiliates WRAP Plan TUA dated 12/14/99 is a division of First Community Bank.  Individuals participating in the plan are directors and/or officers of First Community and/or First Community Bank.  Mr. Mendez is President and Chief Executive Officer of First Community, as well as a member of the Boards of Directors for First Community and First Community Bank.

(19)	A. A. Modena is a former member of the Boards of Directors of First Community and First Community Bank.
(20)
Of the total 50,031 shares, 33,593 shares are held individually by Mr. Perkinson; 5,938 shares are held by his wife, Sharon Perkinson; 4,450 are held in the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99 (3,450 shares of which were purchased as part of the private placement); and the remaining 6,050 shares are unexercised options.  The trustee of the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99 is a division of First Community Bank.  Individuals participating in the plan are directors of First Community and/or First Community Bank.  Mr. Perkinson is a member of the Boards of Directors for First Community and First Community Bank.

(21)	Shares held by Richard G. and N. Karen Preservati are owned jointly with the right of survivorship.
(22)	Shares held by Randall C. and Freda S. Rasnake are owned jointly with the right of survivorship.
(23)	Shares held by B. Brian and R. Anne Ratliff are owned jointly with the right of survivorship.
(24)	Shares held by Clyde B. and Sylvia K. Ratliff are owned jointly with the right of survivorship. Clyde B. Ratliff is a former member of the Board of Directors of First Community Bank.
(25)	Shares held by Dwight D. and Lisha K. Ratliff are owned jointly with the right of survivorship.
(26)	Shares held by Jerry E. and Cristol C. Ratliff are owned jointly with the right of survivorship.
(27)	Shares held by the Sagus Financial Fund, LP are controlled by David Caulkins Brown, who may be deemed to have voting and investment power over such shares.
(28)
Of the total 37,230 shares, 127 shares are held individually by Mr. Schumacher; 15,814 shares are held in Mr. Schumacher’s KSOP; 6,730 shares are held in the First Community Bancshares, Inc. and Affiliates WRAP Plan TUA dated 12/14/99 (4,830 shares of which were purchased as part of the private placement); and the remaining 14,559 shares are unexercised options.  The trustee of the First Community Bancshares, Inc. and Affiliates WRAP Plan TUA dated 12/14/99 is a division of First Community Bank.  Individuals participating in the plan are directors and/or officers of First Community and/or First Community Bank.  Mr. Schumacher is General Counsel of First Community, as well as General Counsel, Senior Vice President and Secretary for First Community Bank.

(29)	Shares held by the Sheser Creek Company, LLC are controlled by its managing member, O. Temple Sloan, Jr., who may be deemed to have voting and investment power over such shares.
(30)	Shares held by the Skewes Family Limited Partnership are controlled by its managing partner, William G. Skewes, Jr., who may be deemed to have voting and investment power over such shares.
(31)
Of the total 268,058 shares, 49,270 are held individually by Mr. Stafford; 1,901 shares are held by his wife, Ann Stafford; 162,632 shares are held jointly by William and Ann Stafford; 43,905 shares are held by Stafford Farms, LLC, as to which Mr. Stafford is deemed to share beneficial ownership; and 10,350 are held in the First Community Bancshares, Inc. and Affiliates Directors Deferred Compensation TUA dated 12/14/99 (all 10,350 shares of which were purchased as part of the private placement).  The trustee of the compensation plan is a division of First Community Bank.  Individuals participating in the plan are directors of First Community and/or First Community Bank.  William P. Stafford is a member of the Boards of Directors of First Community and First Community Bank.

(32)
All 167,575 shares are held individually by Mr. Stafford, II.  As referenced in footnote 5, Mr. Stafford, II is also the beneficial owner of 2,866 shares held in the Brewster, Morhous & Cameron Money Purchase Pension Plan & Trust.  William P. Stafford, II, is Chairman of the Boards of Directors of First Community and First Community Bank.

(33)
Shares held by The 2007 Clyde B. Ratliff Grantor Retained Annuity Trust are controlled by Antony Douglas Roop, Trustee.  The grantor of the trust, Clyde B. Ratliff, is a former member of the Board of Directors of First Community Bank.

(34)	Shares held by The Charles T. “Chuck” Mathena II Foundation Inc. are controlled by Charles T. Mathena, who may be deemed to have voting and investment power over such shares.
(35)	Shares held by The Shelton Companies are controlled by R. Edwin Shelton, who may be deemed to have voting and investment power over such shares.

The selling securityholders, or their partners, pledgees, donees, transferees or other successors that receive the shares and their corresponding registration in accordance with the Registration Rights Agreement to which the selling securityholder is party (each also a selling securityholder for purposes of this prospectus), may sell up to all of the shares of our common stock shown in the table above pursuant to this prospectus in one or more transactions from time to time as described in “Plan of Distribution” beginning on page 9 of this prospectus. However, the selling securityholders are not obligated to sell any of the shares of our common stock offered by this prospectus.

Registration Rights

In connection with the private placement of our Series A Preferred Stock, which was completed on May 20, 2011, we entered into a Registration Rights Agreement with each of the selling securityholders. Pursuant to the Registration Rights Agreement, we agreed to (i) file a shelf registration statement with the SEC with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock within 45 days of the closing; (ii) use our best efforts to have such shelf registration statement declared effective within 90 days from the filing of such shelf registration statement and (iii) use our best efforts to maintain such shelf registration statement’s effectiveness so as to facilitate resale of the Converted Common Shares until the earlier of (x) such time as all of the shares of common stock issuable upon conversion of the Series A Preferred Stock have been publicly sold by the holders or (y) the date that all the shares of common stock issuable upon conversion of the Series A Preferred Stock may be sold by non-affiliates without restriction under Rule 144 of the Securities Act.

The Registration Rights Agreement contains cross-indemnification provisions between us and the selling securityholders. However, no selling securityholders is required to provide indemnification pursuant to the Registration Rights Agreement in an amount in excess of the proceeds of the sales of the registrable shares by such selling securityholders.

This description of the Registration Rights Agreement is intended to be a summary of the terms of the agreement that are material to a purchaser of our common stock. It does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Registration Rights Agreement, which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on May 23, 2011 and incorporated by reference herein.

PLAN OF DISTRIBUTION

We are registering the shares of common stock that may be issued to the selling securityholders upon conversion of Series A Preferred Stock in order to permit the resale of the common stock by the selling securityholders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale of common stock by the selling securityholders.  We will bear all fees and expenses incident to our obligation pursuant to the Registration Rights Agreement to register the shares of common stock issuable upon conversion of the Series A Preferred Stock.

The selling securityholder may sell all or a portion of the shares of common stock received upon conversion of the Series A Preferred Stock and beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common stock is sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The common stock may be sold on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market.  These shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The selling securityholders may use any one or more of the following methods when selling the common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440, or any successor rule as may be promulgated by the Financial Industry Regulatory Authority, or FINRA; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440, or any successor rule or interpretation as may be promulgated by FINRA.

In connection with sales of the common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling securityholders may also sell common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling securityholders may deliver the common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling securityholders may also loan or pledge the common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock  from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling securityholders has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  Upon our being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of the common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling securityholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock.  All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We are required to pay all expenses of the registration of the common stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, that each selling securityholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling securityholders will be entitled to contribution.  We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreements, or we may be entitled to contribution.

DESCRIPTION OF COMMON STOCK

The following is a brief description of our common stock that may be resold by the selling securityholders and certain provisions of Nevada and federal law.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, or Articles of Incorporation, our Bylaws, as amended, or Bylaws, and Nevada and federal law. Our Articles of Incorporation and Bylaws have been filed as exhibits to our Exchange Act periodic reports that are incorporated by reference herein. You should refer to, and read this description together with our Articles of Incorporation and Bylaws, copies of which can be obtained according to the instructions provided in “Where You Can Find Additional Information” on page 13 of this prospectus.

Authorized Shares

We are authorized to issue 50,000,000 shares of common stock, $1.00 par value per share, of which 17,895,849  shares were outstanding as of June 15, 2011.  Our authorized capital stock may be increased and altered from time to time in the manner prescribed by Nevada law upon the vote of at least a majority of the shares entitled to vote on the matter. Our shares of common stock are traded on The NASDAQ Global Select Market under the symbol “FCBC.”

Voting, Dividend, Liquidation and Other Rights

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders.  Holders of our common stock have no right to cumulate votes in the election of directors.  Holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available therefore. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding Series A Preferred Stock, for the then current period and, in the case of any cumulative preferred stock that we may issue in the future, all prior periods.  Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to receive pro rata our assets, if any, available for distribution after the payment of creditors and the preferences of Series A Preferred Stock, and any other class or series of preferred stock outstanding at the time of any such liquidation. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class of securities that we may issue, nor any conversion, redemption or sinking fund rights.  The rights and privileges of holders of our common stock are subject to the preferences of our Series A Preferred Stock and any series of our preferred stock that we may issue in the future.

Transactions with Interested Persons

Under the Nevada Revised Statutes, or NRS, a transaction with First Community (i) in which a First Community director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of First Community’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:

•
the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

•
the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorized, approved or ratified the transaction;

•	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

•	the transaction was fair to First Community at the time it is authorized or approved.

Control Share Acquisition Provisions

Nevada law contains provisions that, under certain circumstances, would preclude an acquirer of the shares of a Nevada corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of First Community held by disinterested stockholders votes to accord voting power to such shares.  The statute provides that, if authorized by the articles of incorporation or bylaws in effect on the 10th day following the acquisition of the controlling interest by an acquiring person, First Community may call for redemption of not less than all of the control shares at the average price paid for the control shares if the acquirer has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the stockholders.

Combinations with Interested Stockholders

Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of three years following the date such stockholder became an interested stockholder. An “interested stockholder” is a person or entity who owns 10% or more of the outstanding shares of voting stock. Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the articles of incorporation. First Community opted out of the application of these business combination provisions in its Articles of Incorporation. Instead, the Articles of Incorporation require the approval of holders of more than 85% of First Community’s outstanding shares entitled to vote thereon for any of the following transactions between First Community and any individual, firm, corporation or other entity (or any affiliate of any of the foregoing) that directly or indirectly beneficially owns 15% or more of First Community’s outstanding shares of stock entitled to vote for the election of directors:

•	any merger or consolidation of First Community or any subsidiary of First Community with or into the firm, corporation or other entity;

•
any sale, lease, exchange, transfer or other disposition (whether in a single transaction or a series of related transactions) to or with the individual, firm, corporation or other entity of any assets of First Community or any subsidiary of First Community when such assets have an aggregate fair market value of $5,000,000 or more;

•
the issuance or transfer to or with the individual, firm, corporation or other entity by First Community or any subsidiary of First Community of any equity securities of First Community or any subsidiary of First Community where any such equity securities have an aggregate fair market value of $5,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of First Community; or

•	any agreement, contract or other arrangement providing for any of the foregoing.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended, or the BHC Act,, requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act of 1978, as amended.  Any entity that owns 25% or more of our common stock, or owns 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHC Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareholder Services.

LEGAL MATTERS

The validity of the securities registered for resale hereby will be passed upon for us by our counsel, Patton Boggs LLP.  Patton Boggs LLP also acts as our counsel from time to time and a limited number of its attorneys own, in the aggregate, less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements incorporated by reference herein, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, have been audited by Dixon Hughes Goodman LLP (formerly “Dixon Hughes PLLC”), an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Their report on the consolidated financial statements refers to the fact that in 2009 the Company changed its method of accounting for other-than-temporary impairment of debt securities and its method of accounting for business combinations, both as a result of adopting new accounting guidance. Such reports are incorporated herein by reference upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC.

We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and at our website at http:// www.fcbinc.com. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC as l-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than by filing subsequent information with the SEC. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above. The information included elsewhere in this prospectus and the following information incorporated by reference in this prospectus is considered to be part of this prospectus:

•	Our Annual Report on Form l0-K for the year ended December 31, 2010, filed with the SEC on March 11, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 9, 2011;

•	Our Current Reports on Form 8-K, and amendments thereto, filed with the SEC on January 27, 2011, February 28, 2011, April 25, 2011, April 26, 2011, April 27, 2011, May 23, 2011 and June 28, 2011;

•	The description of our common stock contained in our Form 8-A as filed with the SEC on May 20, 1991; and

•
Any future filings made with the SEC under Sections l3(a), l3(c), 14 or l5(d) under the Exchange Act (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included in such Items, unless otherwise indicated therein), (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the shares of common stock to which this prospectus relates are sold or the offering is otherwise terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon written or oral request, a copy of the information that has been incorporated in this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to:

First Community Bancshares, Inc.
29 College Drive
Bluefield, Virginia 24605-0989
Attention: Robert L. Schumacher,
General Counsel
(276) 326-9000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses payable by us in connection with the issuance and distribution of the securities. We will pay all of these expenses. All expenses other than the SEC registration fee are estimated.

Approximate Amount

SEC Registration Fee	$2,119
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	20,000
Miscellaneous	5,000
Total	$33,119

Item 15. Indemnification of Directors and Officers.

Nevada law permits a Nevada corporation, such as us, to indemnify its directors and officers in certain circumstances. Specifically, Section 78.7502 of the Nevada Revised Statutes, or NRS, provides as follows:

Indemnification of directors and officers.

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, or that, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not, opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

Our Articles of Incorporation, as amended, provide that we will indemnify any of our former and current directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of First Community.  We will not indemnify a director, officer, employee or agent if: (A) he did not act in good faith; (B) he did not reasonably believe that the actions were either (i) in First Community’s best interests, or (ii) not opposed to our best interests; or (C) with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

Our Articles of Incorporation, as amended, also provide that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited: (A) for any breach of the director’s duty of loyalty to us or our stockholders; (B) for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law; (C) for the payment of any distribution in violation of NRS 78.300; or (D) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

Exhibit
Number                 Exhibit
5.1	Opinion of Patton Boggs LLP.
23.1	Consent of Dixon Hughes Goodman LLP (formerly “Dixon Hughes PLLC”).
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page hereto).

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15( d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(B) In the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section l3(a) or l5(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section l5( d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on June 30, 2011.

FIRST COMMUNITY BANCSHARES, INC.

By:	/s/ John M. Mendez
John M. Mendez
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitutes and appoints John M. Mendez, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John M. Mendez	President, Chief Executive Officer and Director (principal executive officer)	June 30, 2011
John M. Mendez
/s/ David D. Brown	Chief Financial Officer (principal financial officer and accounting officer)	June 30, 2011
David D. Brown

/s/ Franklin P. Hall	Director	June 30, 2011
Franklin P. Hall

/s/ Allen T. Hamner	Director	June 30, 2011
Allen T. Hamner
/s/ Richard S. Johnson	Director	June 30, 2011
Richard S. Johnson
/s/ I. Norris Kantor	Director	June 30, 2011
I. Norris Kantor
/s/ Robert E. Perkinson, Jr.	Director	June 30, 2011
Robert E. Perkinson, Jr.

	Director	June 30, 2011
William P. Stafford

/s/ William P. Stafford II	Chairman of the Board of Directors	June 30, 2011
William P. Stafford II

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Patton Boggs LLP.

23.1	Consent of Dixon Hughes Goodman LLP (formerly “Dixon Hughes PLLC”).

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereto).